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                                                                   EXHIBIT 10(b)



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Prospectus in Pre-Effective Amendment Number 1 to the Registration Statement (Form N-4, No. 333-81103) of John Hancock Variable Annuity Account H.

We also consent to the inclusion of our reports dated February 10, 1999 on the financial statements included in the Annual Report of the John Hancock Variable Annuity Account H and dated February 19, 1999 on the financial statements included in the Annual Report of the John Hancock Mutual Life Insurance Company for the year ended December 31, 1998.


                                                           /s/ ERNST & YOUNG LLP
                                                               ERNST & YOUNG LLP


Boston, Massachusetts
July 26, 1999